Exhibit 23.1

Consent of Independent Auditor’s

We consent to the incorporation by reference in the registration statements of Revolution Lighting Technologies, Inc. on Form S-3 (No.333-140286) and on Form S-8 (No. 333-23689, No. 333-32007,No. 333-70781, No. 333-123984, No. 333-150778, No. 333-172289,and No.333-188719) of our report dated August 28, 2013 on our audits of the consolidated financial statements of Relume Technologies, Inc. as of and for the years ended December 31, 2012 and 2011 , all included in this Current Report on Form 8-K/A.

/s/ UHY LLP

UHY LLP

Sterling Heights, Michigan
November 7, 2013